     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 1997



                                    REGISTRATION NOS. 333-31827 AND 333-31827-01

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                   NATIONAL CITY CORPORATION                                    NATIONAL CITY CAPITAL TRUST I
    (Exact name of registrant as specified in its charter)         (Exact name of registrant as specified in its charter)
                           DELAWARE                                                       DELAWARE
(State or other jurisdiction of incorporation or organization) (State or other jurisdiction of incorporation or organization)
                             6712                                                           6719
   (Primary Standard Industrial Classification Code Number)       (Primary Standard Industrial Classification Code Number)
                          34-1111088                                                     31-1547502
             (I.R.S. Employer Identification No.)                           (I.R.S. Employer Identification No.)
                     1900 E. Ninth Street                                           1900 E. Ninth Street
                  Cleveland, Ohio 44114-3484                                     Cleveland, Ohio 44114-3484
                        (216) 575-2000                                                 (216) 575-2000
               (Address, including zip code, and                              (Address, including zip code, and
           telephone number, including area code, of                      telephone number, including area code, of
           Registrant's principal executive offices)                      Registrant's principal executive offices)



                             DAVID L. ZOELLER, ESQ.

                           National City Corporation
                              1900 E. Ninth Street
                           Cleveland, Ohio 44114-3484
                                 (216) 575-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                               ------------------



                                   Copies To:



                            DENNIS W. LABARRE, ESQ.

                           CHRISTOPHER M. KELLY, ESQ.
                           Jones, Day, Reavis & Pogue
                              901 Lakeside Avenue
                             Cleveland, Ohio 44114
                                 (216) 586-3939


          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:



  As soon as practicable after this Registration Statement becomes effective.



    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]



                               ------------------



    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise). The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify such persons in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court shall deem proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. The indemnification and advancement of expenses provided for, or granted pursuant to, Section 145 are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 145 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

     Article VI of National City's First Restatement of By-Laws provides for the mandatory indemnification of directors, officers or employees of National City or any of its subsidiaries and of those persons serving at the request of National City as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in accordance with and to the full extent permitted by the DGCL. National City has purchased liability insurance covering certain liabilities which may be incurred by the directors, officers, employees and agents of National City and its subsidiaries in connection with the performance of their duties.

     In addition, National City's Restated Certificate of Incorporation (the "Certificate"), as permitted by Section 102(d) of the DGCL, limits directors' liability to National City and its stockholders by eliminating liability in damages for breach of fiduciary duty of care. Article Seventh of the Certificate provides that neither National City nor its stockholders may recover damages from National City's directors or former directors for breach of their duty of care in the performance of their duties as directors of National City. As limited by Section 102(b) of the DGCL, this provision cannot, however, have the effect of indemnifying any director or former director of National City in the case of liability (a) for a breach of the director's duty of loyalty, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (d) for any transactions for which the director derived an improper personal benefit.

     Under the Amended and Restated Declaration of Trust, National City, as depositor of the Trust, has agreed (i) to indemnify and hold harmless each Issuer Trustee and any employee or agent of the Trust or its Affiliates from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such person in good faith on behalf of the Trust and in a manner such person reasonably believes to be within the scope of authority conferred on such person by the Declaration, except that no person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such person by reason of negligence or willful misconduct with respect to such acts or omissions, and
(ii) to advance expenses (including legal fees) incurred by such person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding.

ITEM 21. EXHIBITS


EXHIBIT
NUMBER                                 DESCRIPTION OF DOCUMENT
------   -----------------------------------------------------------------------------------
 *4.1    Junior Subordinated Debt Securities Indenture, dated as of June 6, 1997, between
         National City Corporation and The Bank of New York, as Debenture Trustee
 *4.2    Certificate of Trust, dated May 29, 1997, of National City Capital Trust I
 *4.3    Trust Agreement, dated May 29, 1997, of National City Capital Trust I
 *4.4    Amended and Restated Declaration of Trust, dated as of June 6, 1997, of National
         City Capital Trust I
 *4.5    Auction Agency Agreement, dated as of June 6, 1997, between National City
         Corporation and The Bank at New York
 *4.6    Remarketing Agreement, dated as of June 6, 1997, between National City Corporation and UBS Securities LLC
 *4.7    Form of Capital Security Certificate for National City Capital Trust I (included in
         Exhibit 4.4)
 *4.8    Form of Exchange Guarantee Agreement for the benefit of the holders of the Trust
         Securities
 *4.9    Form of Junior Subordinated Debt Security (included in Exhibit 4.1)
 *4.10   Registration Agreement, dated as of June 6, 1997, among National City Corporation,
         National City Capital Trust I and UBS Securities LLC
  5.1    Opinion of Jones, Day, Reavis & Pogue as to validity of the Exchange Junior
         Subordinated Debt Securities and the Exchange Guarantee to be issued by National
         City Corporation
 *5.2    Opinion of Potter Anderson & Corroon, special Delaware counsel, as to validity of the Exchange Capital Securities to be issued by National City Capital Trust I
 *8      Opinion of Cravath, Swaine & Moore as to certain federal income tax matters
*12      Statement re: Computation of Consolidated Ratio of Earnings to Fixed Charges
*23.1    Consent of Ernst & Young LLP
*23.2    Consent of Coopers & Lybrand LLP
 23.3    Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)
*23.4    Consent of Potter Anderson & Corroon (included in Exhibit 5.2)
*23.5    Consent of Cravath, Swaine & Moore (included in Exhibit 8)
*24      Powers of Attorney
*25.1    Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Junior Subordinated Debt Securities Indenture
*25.2    Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Declaration of Trust
*25.3    Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Exchange Guarantee Agreement
*99.1    Form of Letter of Transmittal
*99.2    Form of Notice of Guaranteed Delivery


---------------


* Previously filed.

ITEM 22. UNDERTAKINGS

     Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) which is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, each of the Registrants has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one Business Day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, NATIONAL CITY CORPORATION HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, OHIO ON JULY 23, 1997.


                                          NATIONAL CITY CORPORATION

                                          By: /s/ DAVID L. ZOELLER

                                            ------------------------------------
                                            David L. Zoeller
                                            Senior Vice President,
                                            General Counsel and Secretary


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



               SIGNATURE                                  TITLE                    DATE
----------------------------------------        -------------------------  ---------------------

/s/ DAVID A. DABERKO                            Chairman of the Board          July 23, 1997
----------------------------------------        and Chief Executive
DAVID A. DABERKO                                Officer

/s/ ROBERT G. SIEFERS                           Executive Vice President,      July 23, 1997
----------------------------------------        Chief Financial Officer
ROBERT G. SIEFERS                               (Principal Financial
                                                Officer)

/s/ THOMAS A. RICHLOVSKY                        Senior Vice President and      July 23, 1997
----------------------------------------        Treasurer
THOMAS A. RICHLOVSKY                            (Principal Accounting
                                                Officer)
----------------------------------------        Director
SANDRA H. AUSTIN

*                                               Director                       July 23, 1997
----------------------------------------
CHARLES H. BOWMAN

                                                Director
----------------------------------------
EDWARD B. BRANDON

*                                               Director                       July 23, 1997
----------------------------------------
JOHN G. BREEN

                                                Director
----------------------------------------
JAMES S. BROADHURST

*                                               Director                       July 23, 1997
----------------------------------------
DUANE E. COLLINS

*                                               Director                       July 23, 1997
----------------------------------------
DAVID A. DABERKO

*                                               Director                       July 23, 1997
----------------------------------------
DANIEL E. EVANS

               SIGNATURE                                  TITLE                    DATE
----------------------------------------        -------------------------  ---------------------

*                                               Director                       July 23, 1997
----------------------------------------
OTTO N. FRENZEL III

                                                Director
----------------------------------------
BERNADINE P. HEALY, M.D.

                                                Director
----------------------------------------
JOSEPH H. LEMIEUX

*                                               Director                       July 23, 1997
----------------------------------------
W. BRUCE LUNSFORD

                                                Director
----------------------------------------
A. STEVEN MILES

*                                               Director                       July 23, 1997
----------------------------------------
ROBERT A. PAUL

*                                               Director                       July 23, 1997
----------------------------------------
WILLIAM R. ROBERTSON

                                                Director
----------------------------------------
WILLIAM F. ROEMER

                                                Director
----------------------------------------
MICHAEL A. SCHULER

*                                               Director                       July 23, 1997
----------------------------------------
STEPHEN A. STITLE

                                                Director
----------------------------------------
MORRY WEISS


* David L. Zoeller, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and filed herewith with the Securities and Exchange Commission.


July 23, 1997                             By: /s/ DAVID L. ZOELLER


                                            ------------------------------------
                                            David L. Zoeller, Attorney-in-fact

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, NATIONAL CITY CAPITAL TRUST I, HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, OHIO ON JULY 23, 1997.


                                          National City Capital Trust I

                                          By: /s/ DAVID J. LUCIDO

                                            ------------------------------------
                                            David J. Lucido
                                            Administrative Trustee

                                          By: /s/ NIKOLITSA HARTOFILLIS

                                            ------------------------------------
                                            Nikolitsa Hartofillis
                                            Administrative Trustee

                               INDEX TO EXHIBITS


EXHIBITS                                       DESCRIPTION
--------   -----------------------------------------------------------------------------------
 *4.1      Junior Subordinated Debt Securities Indenture, dated as of June 6, 1997, between
           National City Corporation and The Bank of New York, as Debenture Trustee
 *4.2      Certificate of Trust, dated May 29, 1997, of National City Capital Trust I
 *4.3      Agreement of Trust, dated May 29, 1997, of National City Capital Trust I
 *4.4      Amended and Restated Declaration of Trust, dated as of June 6, 1997, of National
           City Capital Trust I
 *4.5      Auction Agency Agreement, dated as of June 6, 1997, between National City
           Corporation and The Bank at New York
 *4.6      Remarketing Agreement, dated as of June 6, 1997, between National City Corporation and UBS Securities LLC
 *4.7      Form of Capital Security Certificate for National City Capital Trust I (included in
           Exhibit 4.4)
 *4.8      Form of Exchange Guarantee Agreement for the benefit of the holders of the Trust
           Securities
 *4.9      Form of Junior Subordinated Debt Security (included in Exhibit 4.1)
 *4.10     Registration Agreement, dated as of June 6, 1997, among National City Corporation,
           National City Capital Trust I and UBS Securities LLC
  5.1      Opinion of Jones, Day, Reavis & Pogue as to validity of the Exchange Junior
           Subordinated Debt Securities and the Exchange Guarantee to be issued by National
           City Corporation
 *5.2      Opinion of Potter Anderson & Corroon, special Delaware counsel, as to validity of the Exchange Capital Securities to be issued by National City Capital Trust I
 *8        Opinion of Cravath, Swaine & Moore as to certain federal income tax matters
*12        Statement re: Computation of Consolidated Ratio of Earnings to Fixed Charges
*23.1      Consent of Ernst & Young LLP
*23.2      Consent of Coopers & Lybrand LLP
 23.3      Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)
*23.4      Consent of Potter Anderson & Corroon (included in Exhibit 5.2)
*23.5      Consent of Cravath, Swaine & Moore (included in Exhibit 8)
*24        Powers of Attorney
*25.1      Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Junior Subordinated Debt Securities Indenture
*25.2      Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Declaration of Trust
*25.3      Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Exchange Guarantee Agreement
*99.1      Form of Letter of Transmittal
*99.2      Form of Notice of Guaranteed Delivery


---------------


* Previously filed.